Exhibit 10.2

IMMERSION CORPORATION

2011 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

Unless otherwise defined in this Stock Option Award Agreement (the “Agreement”), any capitalized terms used herein shall have the meaning ascribed to them in the Immersion Corporation (the “Company”) 2011 Equity Incentive Plan (the “Plan”).

Participant has been granted an option to purchase Shares (the “Option”), subject to the terms and conditions of the Plan, the Notice of Stock Option Grant (the “Notice”) and this Agreement.

1. Vesting Rights. Subject to the applicable provisions of the Plan and this Agreement, this Option may be exercised, in whole or in part, in accordance with the schedule set forth in the Notice.

2. Termination Period.

(a) General Rule. Except as provided below, and subject to the Plan, this Option may be exercised for three months after termination of Participant’s employment with the Company for any reason except for Cause or the Participant’s death or Disability. In no event shall this Option be exercised later than the Expiration Date set forth in the Notice.

(b) Death; Disability. Unless provided otherwise in the Notice, upon the termination of Participant’s service to the Company by reason of his or her Disability or death, or if a Participant dies within three months of the Termination Date, this Option may be exercised for twelve months, provided that in no event shall this Option be exercised later than the Expiration Date set forth in the Notice.

(c) Cause. Upon the termination of Participant’s employment by the Company for Cause, the Option shall expire on such date of Participant’s Termination Date. For purposes of this Agreement, “Cause” shall be defined in the Plan.

3. Grant of Option. The Participant named in the Notice has been granted an Option for the number of Shares set forth in the Notice at the exercise price per Share set forth in the Notice (the “Exercise Price”). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail. If designated in the Notice as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an ISO, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonqualified Stock Option (“NSO”).

4. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice and the applicable provisions of the Plan and this Agreement. In the event of Participant’s death, Disability, Termination for Cause or other Termination, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice and this Agreement.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company. The Exercise Notice shall be accompanied by payment of the aggregate

Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

(c) No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Participant on the date the Option is exercised with respect to such Exercised Shares.

5. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:

(a) cash;

(b) check;

(c) a “broker-assisted” or “same-day sale” (as described in Section 11(d) of the Plan); or

(d) other method authorized by the Company, including a Company approved cashless exercise program.

6. Non-Transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of Participant only by the Participant unless otherwise permitted by the Committee on a case-by-case basis. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

7. Term of Option. This Option shall in any event expire on the expiration date set forth in the Notice, which date is 7 years after the Date of Grant (five years after the Date of Grant if this option is designated as an ISO in the Notice of Stock Option Grant and Section 5.3 of the Plan applies).

8. Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all Shares acquired by the Participant pursuant to the exercise of the Option. Except as provided by the preceding sentence, a certificate for the Shares as to which the Option is exercised shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

9. U.S. Tax Consequences. For Participants subject to U.S. income tax, some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. All other Participants should consult a tax advisor for tax consequences relating to this Option in their respective jurisdiction. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE PARTICIPANT SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a) Exercising the Option.

(i) Nonqualified Stock Option. The Participant may incur federal ordinary income tax liability upon exercise of a NSO. The Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Participant is an Employee or a former Employee, the Company will be required to withhold from his or her compensation an amount equal to the minimum amount the Company is required to withhold for income and employment taxes or collect from Participant and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(ii) Incentive Stock Option. If this Option qualifies as an ISO, the Participant will have no regular federal income tax liability upon its exercise, although the excess, if any, of the aggregate Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Participant to alternative minimum tax in the year of exercise.

(b) Disposition of Shares.

(i) NSO. If the Participant holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

(ii) ISO. If the Participant holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Participant disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price.

(c) Notice of Disqualifying Disposition of ISO Shares. If the Participant sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Participant shall immediately notify the Company in writing of such disposition. The Participant agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Participant.

10. No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s service, for any reason, with or without cause.

By Participant’s signature and the signature of the Company’s representative on the Notice, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and the Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated on the Notice.

11. Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

12. Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

13. Governing Law; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

14. Acknowledgement. The Company and Participant agree that the Option is granted under and governed by the Notice, this Agreement and by the provisions of the Plan (incorporated herein by reference). Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the Option subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.